                                                                    Exhibit 4(n)

                                                                [EXECUTION COPY]

                       PIONEER-STANDARD ELECTRONICS, INC.


                                       to

                            WILMINGTON TRUST COMPANY



                                   as Trustee




                          JUNIOR SUBORDINATED INDENTURE

                           DATED AS OF MARCH 23, 1998





                             SUBORDINATED DEBENTURES
                               DUE MARCH 23, 2028




        Reconciliation and tie between the Trust Indenture Act of 1939
(including cross-references to provisions of Sections 310 to and including 317 which, pursuant to Section 318(c) of the Trust Indenture Act of 1939, as amended by the Trust Reform Act of 1990, are a part of and govern the Junior
Subordinated Indenture whether or not physically contained therein) and the Junior Subordinated Indenture, dated as of March 23, 1998.

TRUST INDENTURE        INDENTURE
ACT SECTION            SECTION
---------------------------------
Section 310(a)(1), (2) and (5)      6.9
           (a)(3) Not Applicable
           (a)(4) Not Applicable
           (b)    6.8, 6.10
           (c)    Not Applicable
Section 311(a)       6.13
           (b)    6.13
           (b)(2) 6.13
Section 312(a)       7.1
           (b)    7.2(a), 7.2(b)
           (c)    7.2(c)
Section 313(a)       7.3(a), 7.3(b)
           (b)            7.3(a)
           (c)    7.3(a)
           (d)    7.3(c)
Section 314(a)(1), (2),(3) and (4)  7.4
           (b)    Not Applicable
           (c)(1) 1.2
           (c)(2) 1.2
           (c)(3) Not Applicable
           (d)    Not Applicable
           (e)    1.2
           (f)    Not Applicable
Section 315(a)       6.1(a)
           (b)    6.2
           (c)    6.1(b)
           (d)    6.1(c)
           (d)(1) 6.1(a), 6.1(c)(i)
           (d)(2) 6.1(c)(ii)
           (d)(3) 6.1(c)(iii)
           (e)    5.14
Section 316(a)(1)(A) 5.12
           (a)(1)(B)      5.13
           (a)(2) Not Applicable
           (b)    5.8
           (c)    1.4(f)
Section 317(a)(1)    5.3
           (a)(2) 5.4
           (b)    10.3
Section 318(a)       1.7


Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Subordinated Indenture.

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                                    ARTICLE 1
            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.1  Definitions                                                       1
SECTION 1.2  Compliance Certificate and Opinions                               7
SECTION 1.3  Forms of Documents Delivered to Trustee                           8
SECTION 1.4  Acts of Holders                                                   8
SECTION 1.5  Notices, Etc. to Trustee and Company                              9
SECTION 1.6  Notice to Holders; Waiver                                         9
SECTION 1.7  Conflict with Trust Indenture Act                                10
SECTION 1.8  Effect of Headings and Table of Contents                         10
SECTION 1.9  Successors and Assigns                                           10
SECTION 1.10  Separability Clause                                             10
SECTION 1.11  Benefits of Indenture                                           10
SECTION 1.12  Governing Law                                                   10
SECTION 1.13  Non-Business Days                                               10

                                    ARTICLE 2
                                 DEBENTURE FORM

SECTION 2.1  Forms Generally                                                  10
SECTION 2.2  Provisions Required in Global Debenture                          11
SECTION 2.3  Form of Trustee's Certificate of Authentication                  11

                                    ARTICLE 3
                                 THE DEBENTURES

SECTION 3.1  Amount Unlimited; Issuable in Series                             12
SECTION 3.2  Denominations                                                    14
SECTION 3.3  Execution, Authentication, Delivery and Dating                   14
SECTION 3.4  Temporary Debentures                                             14
SECTION 3.5  Registration, Transfer and Exchange                              15
SECTION 3.6  Mutilated, Destroyed, Lost and Stolen Debentures                 16
SECTION 3.7  Payment of Interest; Interest Rights Preserved                   17
SECTION 3.8  Persons Deemed Owners                                            18
SECTION 3.9  Cancellation                                                     18
SECTION 3.10  Computation of Interest                                         18
SECTION 3.11  Right of Set-off                                                18
SECTION 3.12  Agreed Tax Treatment                                            18
SECTION 3.13  CUSIP Numbers                                                   18
SECTION 3.14  Global Security                                                 19
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                                    ARTICLE 4
                           SATISFACTION AND DISCHARGE

SECTION 4.1  Satisfaction and Discharge of Indenture                          20
SECTION 4.2  Application of Trust Money                                       21

                                    ARTICLE 5
                                    REMEDIES

SECTION 5.1  Events of Default                                                21
SECTION 5.2  Acceleration of Maturity; Rescission and Annulment               22
SECTION 5.3  Collection of Indebtedness and Suits for
              Enforcement by Trustee                                          23
SECTION 5.4  Trustee May File Proofs of Claim                                 24
SECTION 5.5  Trustee May Enforce Claim Without Possession of Debentures       25
SECTION 5.6  Application of Money Collected                                   25
SECTION 5.7  Limitation on Suits                                              25
SECTION 5.8  Unconditional Right of Holders to Receive Principal,
              Premium and Interest                                            26
SECTION 5.9  Restoration of Rights and Remedies                               26
SECTION 5.10 Rights and Remedies Cumulative                                   26
SECTION 5.11 Delay or Omission Not Waiver                                     27
SECTION 5.12 Control by Holders                                               27
SECTION 5.13 Waiver of Past Defaults                                          27
SECTION 5.14 Undertaking for Costs                                            28
SECTION 5.15 Waiver of Usury, Stay, or Extension Laws                         28

                                    ARTICLE 6
                                  THE TRUSTEE

SECTION 6.1  Certain Duties and Responsibilities                              29
SECTION 6.2  Notice of Defaults                                               30
SECTION 6.3  Certain Rights of Trustee                                        30
SECTION 6.4  Not Responsible for Recitals or Issuance of Debentures           31
SECTION 6.5  May Hold Debentures                                              31
SECTION 6.6  Money Held in Trust                                              31
SECTION 6.7  Compensation and Reimbursement                                   31
SECTION 6.8  Disqualification; Conflicting Interests                          32
SECTION 6.9  Corporate Trustee Required; Eligibility                          32
SECTION 6.10 Resignation and Removal; Appointment of Successor                33
SECTION 6.11 Acceptance of Appointment by Successor                           34
SECTION 6.12 Merger, Conversion, Consolidation or Succession to
              Business                                                        35
SECTION 6.13 Preferential Collection of Claims Against Company                35
SECTION 6.14 Appointment of Authenticating Agent                              35
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                                    ARTICLE 7
                HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 7.1  Company to Furnish Names and Addresses of Holders                38
SECTION 7.2  Preservation of Information:  Communications to Holders          38
SECTION 7.3  Reports  by Trustee                                              38
SECTION 7.4  Reports by Company                                               38

                                    ARTICLE 8
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 8.1  Company May Consolidate, Etc., Only on Certain Terms             39
SECTION 8.2  Successor Corporation Substituted                                40

                                    ARTICLE 9
                            SUPPLEMENTAL INDENTURES

SECTION 9.1  Supplemental Indentures Without Consent of Holders               40
SECTION 9.2  Supplemental Indentures with Consent of Holders                  41
SECTION 9.3  Execution of Supplemental Indentures                             42
SECTION 9.4  Effect of Supplemental Indentures                                42
SECTION 9.5  Conformity with Trust Indenture Act                              43
SECTION 9.6  Reference in Debentures to Supplemental Indentures               43

                                   ARTICLE 10
                                    COVENANTS

SECTION 10.1  Payment of Principal, Premium and Interest                      43
SECTION 10.2  Maintenance of Office or Agency                                 43
SECTION 10.3  Money for Debenture Payments to Be Held in Trust                43
SECTION 10.4  Payment of Taxes and Other Claims                               44
SECTION 10.5  Statement as to Compliance                                      45
SECTION 10.6  Waiver of Certain Covenants                                     45
SECTION 10.7  Additional Sums                                                 45
SECTION 10.8  Additional Covenants                                            46
SECTION 10.9  Payment of Expenses of the Trust                                47
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                                   ARTICLE 11
                            REDEMPTION OF DEBENTURES

SECTION 11.1  Applicability of Article                                        47
SECTION 11.2  Election to Redeem; Notice to Trustee                           47
SECTION 11.3  Selection of Debentures to Be Redeemed                          47
SECTION 11.4  Notice of Redemption                                            48
SECTION 11.5  Deposit of Redemption Price                                     49
SECTION 11.6  Debentures Payable on Redemption Date                           49
SECTION 11.7  Debentures Redeemed in Part                                     49

                                   ARTICLE 12
                          SUBORDINATION OF DEBENTURES

SECTION 12.1  Subordination Terms                                             50

        JUNIOR SUBORDINATED INDENTURE, dated as of March 23, 1998 between PIONEER-STANDARD ELECTRONICS, INC., an Ohio corporation (the "COMPANY") having its principal office at 4800 East 131st Street, Cleveland, Ohio 44105, and Wilmington Trust Company, a banking corporation duly organized and existing under the laws of the State of Delaware ("Bank"), as Trustee (the "TRUSTEE").

                             RECITALS OF THE COMPANY

        The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its Debentures to be issued in one or more series to evidence loans to be made to the Company of the proceeds from the issuance from time to time by one or more business trusts (each, a "TRUST" and collectively, the "TRUSTS"), of preferred trust interests in such Trusts (the "PREFERRED SECURITIES") and common interests in such Trusts (the "COMMON SECURITIES"), and to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered.

        All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

        NOW THEREFORE, THIS INDENTURE WITNESSETH:

        For and in consideration of the premises and the purchase of the Debentures by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debentures of each series thereof, as follows:


                                   ARTICLE 1
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

1.1 For all purpose of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

        a. the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

        b. all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

        c. all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and the term "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" with respect to any computation required or permitted hereunder shall mean such accounting principles which are generally accepted at the date or time of such computation; and

        d. the words "HEREIN" and "HEREUNDER" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

        "ACT", when used with respect to any Holder, has the meaning specified in Section 1.4.

        "ADDITIONAL INTEREST" means the interest, if any, that shall accrue on any interest on any series of Debentures that is in arrears for more than one interest payment period or not paid during any Extension Period, which in either case (to the extent permitted by law) shall accrue at the stated rate per annum specified or determined as specified in such Debenture and compounded quarterly.

        "ADDITIONAL SUMS" has the meaning specified in Section 10.7.

        "ADDITIONAL TAXES" means the sum of any additional taxes, duties, assessments and other governmental charges to which the Trust has become subject from time to time as a result of a Tax Event.

        "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, however, that an Affiliate of the Company shall be deemed not to include any Trust to which Debentures have been issued. For the purposes of this definition, "CONTROL" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

        "AUTHENTICATING AGENT" means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Debentures.

        "BENEFITS TRUST" means The Pioneer Stock Benefit Trust established pursuant to that certain Share Subscription Agreement and Trust, dated as of July 2, 1996, between the Company and Wachovia Bank of North Carolina, N.A. as Trustee, as amended from time to time, or any successor to, or replacement of, such Benefits Trust.

        "BOARD OF DIRECTORS" means either the board of directors of the Company or any committee of that board duly authorized to act hereunder.

        "BOARD RESOLUTION" means a copy of the resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or such committee of the Board of Directors or officers of the Company to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "BUSINESS DAY" means any day other than a Saturday or Sunday or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the

Trustee, or the principal office of the Property Trustee under the applicable Trust Agreement, is closed for business.

        "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

        "COMMON SECURITIES" has the meaning specified in the first recital of this Indenture.

        "COMPANY" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

        "COMPANY COMMON STOCK" means common shares, without par value, of the Company.

        "COMPANY REQUEST" and "COMPANY ORDER" means, respectively, the written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Controller, its Secretary or an Assistant Secretary, and delivered to the Trustee.

        "CONVERSION AGENT" means the Trustee or any Person authorized by the Company to convert any portion of the Debentures of any series that have been given conversion rights as contemplated in Section 3.1.

        "CORPORATE TRUST OFFICE" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered which office at the date hereof is located at 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

        "DEBENTURES" or "DEBENTURE" means any debt securities or debt security, as the case may be, authenticated and delivered under this Indenture.

        "DEFAULTED INTEREST" has the meaning specified in Section 3.7.

        "DEPOSITARY" means, with respect to the Debentures of any series issuable or issued in whole or in part in the form of one or more Global Debentures, the Person designated as Depositary by the Company (or any successor thereto).

        "EVENTS OF DEFAULT" has the meaning specified in Section 5.1.

        "EXTENSION PERIOD" has the meaning specified in Section 3.1.

        "GLOBAL DEBENTURE" means a Debenture evidencing all or part of the Debentures of any series and bearing the legend set forth in Section 2.2 (or such other legend as contemplated by Section 2.2), issued to the Depositary or its nominee, and registered in the name of such Depositary or its nominee.

        "GUARANTEE" means any guarantee that the Company may enter into for the benefit of the holders of the Preferred Securities of any Trust.

        "HOLDER" means a Person in whose name a Debenture is registered in the Securities Register.

        "INDENTURE" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof. The term "Indenture" shall also include the terms of a particular series of Debentures established as contemplated by Section 3.1.

        "INTEREST PAYMENT DATE," when used with respect to any installment of interest on any Debenture, means the date specified in such Debenture as the fixed date on which an installment of interest on such Debenture is due and payable.

        "INVESTMENT COMPANY EVENT" means, in respect of an issuance of Debentures of a particular series, the receipt by the Property Trustee, on behalf of the Trust to which such series of Debentures is issued of an Opinion of Counsel, rendered by a law firm having a national tax and securities practice (which opinion shall not have been rescinded by such law firm), to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "CHANGE IN 1940 ACT Law"), there is more than an insubstantial risk that such Trust is or will be considered an "investment company" that is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities of such Trust.

        "MATURITY" when used with respect to any of the Debentures, means the date on which the principal of such Debentures become due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

        "1940 ACT" means the Investment Company Act of 1940, as amended.

        "NON BOOK-ENTRY PREFERRED SECURITIES" has the meaning specified in
Section 3.14.

        "NOTICE OF DEFAULT" has the meaning specified in Section 5.1(c).

        "OFFICERS' CERTIFICATE" means a certificate signed by (i) the Chairman, Chief Executive Officer, President or a Vice President, and by (ii) the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

        "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for the Company, the Trust or the Trustee, and who may be an employee thereof, and who shall be reasonably acceptable to the Trustee.

        "OUTSTANDING" means, as of the date of determination, all Debentures theretofore authenticated and delivered under this Indenture, except:

        1) Debentures theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

        2) Debentures for whose payment money in the necessary amount has been theretofore irrevocably deposited with the Trustee or any Paying Agent in trust for the Holders of such Debentures; and

        3) Debentures in substitution for or in lieu of which other Debentures have been authenticated and delivered or which have been paid pursuant to Section 3.6, or, with respect to any series of Debentures that includes a conversion option as contemplated by Section 3.1, Debentures of such series which have been converted into Company Common Stock pursuant to the Officers' Certificate or supplemental indenture referenced in Section 3.1, unless proof satisfactory to the Trustee is presented that any Debentures are held by Holders in whose hands such Debentures are valid, binding and legal obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Debentures have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debentures owned by the Company or any other obligor upon the Debentures or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be fully protected in conclusively relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debentures which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not the Company or any other obligor upon the Debentures or any Affiliate of the Company or such other obligor. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Debentures, if any, known by the Company to be owned or held by or for the account of the Company, or any other obligor on the Debentures or any Affiliate of the Company or such obligor, and, subject to the provisions of
Section 6.1, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Debentures not listed therein are Outstanding for the purpose of any such determination.

        "PAYING AGENT" means the Trustee or any Person authorized by the Company to pay the principal of or interest on any Debentures of any series on behalf of the Company.

        "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

        "PREDECESSOR DEBENTURE" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture, and, for the purposes of this definition, any Debenture authenticated and delivered under Section 3.6 in lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture.

        "PREFERRED SECURITIES" has the meaning specified in the first recital of this Indenture.

        "PROPERTY TRUSTEE" means, in respect of any Trust, the commercial bank or trust company identified as the "Property Trustee" in the applicable Trust Agreement, solely in its capacity as Property Trustee of such Trust under such Trust Agreement and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as therein provided.

        "PURCHASE AGREEMENT" means the Purchase Agreement dated March 18, 1998 by and among Pioneer-Standard Financial Trust, Pioneer-Standard Electronics, Inc. and the Initial Purchasers named therein.

        "REDEMPTION DATE", when used with respect to any Debenture to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture, or any indenture supplemental hereto or Board Resolution certified by an Officers' Certificate as contemplated in Section 3.1.

        "REDEMPTION PRICE" has the meaning specified in Section 11.4(b).

        "REGULAR RECORD DATE" means for the interest payable on any Interest Payment Date on the Debentures of any series the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date.

        "RESPONSIBLE OFFICER" when used with respect to the Trustee means any officer assigned to the Trustee's Corporate Trust Office, including any managing director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

        "SECURITIES REGISTER" and "SECURITIES REGISTRAR" have the respective meanings specified in Section 3.5.

        "SPECIAL EVENT" means a Tax Event or an Investment Company Event.

        "SPECIAL RECORD DATE" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7.

        "STATED MATURITY" when used with respect to any Debenture or any installment of principal thereof or interest thereon means the date specified in such Debenture as the fixed date on which the principal of such Debenture or such installment of interest is due and payable.

        "SHAREHOLDER RIGHTS AGREEMENT" means the Rights Agreement, dated as of April 25, 1989, as amended, by and between the Company and NATIONAL City Bank as Rights Agent, as amended from time to time, or any successor to, or replacement of, such Rights Agreement.

        "SUBSIDIARY" means any corporation of which at the time of determination the Company and/or one or more Subsidiaries owns or controls directly or indirectly more than 50% of the outstanding shares of voting stock. For purposes of this definition, "VOTING STOCK" means stock which has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

        "TAX EVENT" means with respect to an issuance of Debentures of a particular series, the receipt by the Property Trustee, on behalf of the Trust to which such series of Debentures is issued, of an Opinion of Counsel, rendered by a law firm having a national tax and securities practice (which opinion shall not have been rescinded by such law firm), to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Preferred Securities of such Trust and does not pertain to the use of the proceeds of the issuance of the Debentures of such series issued to such Trust , there is more than an insubstantial risk that (i) such Trust is, or will be within 90 days of the date thereof, subject to United States Federal income tax with respect to income received or accrued on such Debentures, (ii) interest payable by the Company on such Debentures (other than interest payable by delivery of Company Common Stock pursuant to exercise of a conversion right, if any, by a holder of Preferred Securities) is not, or within 90 days of the date thereof, will not be, deductible, in whole or in part, for United States Federal income tax purposes or (iii) such Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

        "TRUST" has the meaning specified in the first recital of this Indenture.

        "TRUST AGREEMENT" means any agreement establishing a Trust, as the same may be amended, modified, supplemented or restated.

        "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbb), as amended and as in effect on the date of this Indenture.

        "TRUST SECURITIES" means the Common Securities and Preferred Securities of a particular Trust.

        "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder if at any time there is more than one such Person.

        "VICE PRESIDENT" when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title "VICE PRESIDENT."

        1.2 Compliance Certificate and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent (including covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent (including covenants compliance with which constitute a condition precedent), if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificates provided pursuant to Section 10.5) shall include:

               a. a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

               b. a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               c. a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               d. a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

        1.3 Forms of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Any Officers' Certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

        1.4 Acts of Holders.

        a. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given to or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments is or are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section.

        b. The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a Person acting in other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

        c. The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine.

        d. The ownership of Debentures shall be proved by the Securities
        Register.

        e. Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Debenture shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon the transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.

        f. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to take any action under this Indenture by vote or consent. Except as otherwise provided herein, such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 7.1 prior to such solicitation. If a record date is fixed, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such Persons continue to be Holders after such record date.

        g. Without limiting the foregoing, a Holder entitled hereunder to give or take any such action with regard to any particular Debenture may do so with regard to all or any part of the principal amount of such Debenture or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

        1.5 Notices, Etc. to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with

        a. the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

        b. the Company by the Trustee or by any Holder shall be sufficient for every purpose (except as otherwise provided in Section 5.1 hereof) hereunder if in writing and mailed, first class, postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

        1.6 Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Securities Register on the date such notice is mailed, which shall be not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

       1.7 Conflict with Trust Indenture Act. If any provision of this Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the former provision shall be deemed to apply.

       1.8 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

       1.9 Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

       1.10 Separability Clause. In case any provision in this Indenture or in any series of Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

       1.11 Benefits of Indenture. Nothing in this Indenture or in any series of Debentures, express or implied, shall give to any Person, other than the parties thereto, any Paying Agent and their successors and assigns and the Holders of any series of Debentures, any benefit or any legal or equitable right, remedy or claim under this Indenture.

       1.12 Governing Law. This Indenture and any series of Debentures shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws.

       1.13 Non-Business Days. Except as otherwise provided in any indenture supplemental hereto with respect to a particular series of Debentures, in any case where any Interest Payment Date, Redemption Date, or Stated Maturity of any Debenture shall not be a Business Day, then (notwithstanding any other provision of this Indenture or the Debentures) payment of interest or principal payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made

\
on the Interest Payment Date or Redemption Date or at the Stated Maturity, (and no interest shall accrue for the period from and after such Interest Payment Date or Redemption Date or Stated Maturity _____ ) except that, if such Business Day is in the next succeeding calendar year, payment of such interest or principal payable shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date.


                                   ARTICLE 2
                                 DEBENTURE FORM

       2.1 Forms Generally. The Debentures of each series shall be in substantially the forms established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws, the rules of any securities exchange or Depositary or as may, consistently herewith, be determined by the officers executing such Debentures, as evidenced by their execution of such Debentures. If the form of Debentures of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company in an Officers' Certificate and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.3 for the authentication and delivery of such Debentures.

        The definitive Debentures shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods, if required by any securities exchange on which any series of Debentures may be listed, on a steel engraved border or steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Debentures may be listed, all as determined by the officers executing such Debentures, as evidenced by their execution of such Debentures.

       2.2 Provisions Required in Global Debenture. Unless otherwise specified as contemplated by Section 3.1 for any series of Debentures evidenced thereby, every Global Debenture issued hereunder shall, in addition to the provisions specified in an indenture supplemental hereto or Board Resolutions as contemplated by Section 3.1, bear a legend in substantially the following form:

"This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary."

        2.3 Form of Trustee's Certificate of Authentication. The form of Trustee's Certificate of Authentication shall be as follows:1

"This is one of the Debentures of the series designated herein, referred to in the within mentioned Indenture.


WILMINGTON TRUST COMPANY,
not in its individual capacity
but solely as Trustee

By:

Authorized Signatory

Dated:"


                                   ARTICLE 3
                                 THE DEBENTURES

        3.1 Amount Unlimited; Issuable in Series. The aggregate principal amount of Debentures which may be authenticated and delivered under this Indenture is unlimited. The Debentures may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and, subject to
Section 3.3, set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Debentures of any series:

               (i) the title of the Debentures of the series (which shall distinguish the Debentures of such series from Debentures of any other series);

               (ii) any limit upon the aggregate principal amount of the Debentures of the series which may be authenticated and delivered under this Indenture (except for Debentures authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Debentures of the series pursuant to Section 3.4, 3.5, 3.6, 9.6 or 11.7 and except for any Debentures which, pursuant to Section 3.3, are deemed never to have been authenticated and delivered hereunder);

               (iii) the Person to whom any interest on a Debenture of the series shall be payable, if other than the Person in whose name that Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest;

               (iv) the date or dates on which the principal of any Debentures of the series is payable;

--------------------------
* Or in the form provided in Section 6.14 in the event that a separate Authenticating Agent is appointed pursuant thereto.

               (v) the rate or rates at which any Debentures of the series shall bear interest, if any, the extent to which Additional Interest, if any, shall be payable in respect of any Debentures of such series, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable, the record date for any such interest payable on any Interest Payment Date if other than the Regular Record Date and the right, if any, of the Company to extend the interest payment periods and the duration of such extension (an "EXTENSION PERIOD");

               (vi) the place or places where the principal of and any premium and interest on any Debentures of the series shall be payable;

               (vii) the period or periods within which, the price or prices at which and the terms and conditions upon which any Debentures of the series may be redeemed, in whole or in part, at the option of the Company and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Debentures shall be evidenced;

               (viii) the obligation, if any, of the Company to redeem or repurchase any Debentures of the series pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which any Debentures of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

               (ix) if other than denominations of $50 and any integral multiple thereof, the denominations in which any Debentures of the series shall be issuable;

               (x) if the amount of principal of or any premium or interest on any Debentures of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

               (xi) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any Debentures of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of the definition of "Outstanding" in Section 1.1;

               (xii) if the principal of or any premium or interest on any Debentures of the series is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than that or those in which such Debentures are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such Debentures as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

               (xiii) if other than the entire principal amount thereof, the portion of the principal amount of any Debentures of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.2;

               (xiv) if applicable, that any Debentures of the series shall be issuable in whole or in part in the form of one or more Global Debentures and in such case, the respective Depositaries designated for such Global Debentures, the form of any legend or legends which shall be borne by any such Global Debenture in addition to or in lieu of that set forth in Section 2.2 and any circumstances in addition to or in lieu of those set forth in the seventh paragraph of Section 3.5 in which any such Global Debenture may be exchanged in whole or in part for Debentures registered, and any transfer of such Global Debenture in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Debenture or a nominee thereof;

               (xv) any addition to or change in the Events of Default which apply to any Debentures of the series and any change in the right of the Trustee or the requisite Holders of such Debentures to declare the principal amount thereof due and payable pursuant to Section 5.2;

               (xvi) any addition to or change in the covenants set forth in
        Article 10 which Article applies to Debentures of each series;

               (xvii) the terms and conditions of any conversion rights granted to the Debentures of the series, including the price or prices at which any Debentures of the series may be converted, the manner in which any such conversion rights may be exercised and the designation of a conversion agent for such purposes;

               (xviii) the extent to which the payment by the Company of the principal of, premium, if any, and interest on Debentures of the series is subordinated; and

               (xix) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.1(g).

               All Debentures of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 3.3) set forth in the Officers' Certificate referred to above or in any indenture supplemental hereto.

               All Debentures of any series shall be subordinated in right of payment as provided in Article 12.

         3.2 Denominations. The Debentures of each series shall be issuable only in registered form without coupons and only in denominations as shall be specified as contemplated by Section 3.1. In the absence of any such specified denomination with respect to the Debentures of any series, the Debentures of such series shall be issuable in denominations of $50 and any integral multiple thereof.

         3.3 Execution, Authentication, Delivery and Dating. The Debentures of each series shall be executed on behalf of the Company by its President or one of its Vice Presidents under its corporate seal reproduced or impressed thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Debentures of any series may be manual or facsimile.

        Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debentures or did not hold such offices at the date of such Debentures. Upon the execution and delivery of this Indenture, or from time to time thereafter, Debentures of any series may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon Company Order without any further action by the Company. Debentures of any series may be authenticated on original issuance from time to time and delivered pursuant to such procedures acceptable to the Trustee ("PROCEDURES") as may be specified from time to time by Company Order. Procedures may authorize authentication and delivery pursuant to instructions of the Company or a duly authorized agent, which instructions shall be promptly confirmed in writing.

        Each Debenture shall be dated the date of its authentication.

        No Debenture shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Debenture a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized officers, and such certificate upon any Debenture shall be conclusive evidence, and the only evidence, that such Debenture has been duly authenticated and delivered hereunder.

         3.4 Temporary Debentures. Pending the preparation of definitive Debentures of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Debentures which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Debentures in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debentures may determine, as evidenced by their execution of such Debentures.

        If temporary Debentures of any series are issued, the Company will cause definitive Debentures of that series to be prepared without unreasonable delay. After the preparation of definitive Debentures of such series, the temporary Debentures of such series shall be exchangeable for definitive Debentures of such series upon surrender of the temporary Debentures of such series at the office or agency of the Company designated for the purpose without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debentures of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Debentures of the same series of any authorized denominations. Until so exchanged, the temporary Debentures of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures of such series.

         3.5 Registration, Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register for each series of Debentures in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfers of Debentures of each series. Each such register is herein sometimes referred to as the "SECURITIES REGISTER." The Trustee is hereby appointed "SECURITIES REGISTRAR" for the purpose of registering Debentures and transfers of Debentures as herein provided.

        Upon surrender for registration or transfer of any Debenture of a series at the office or agency of the Company designated for that purpose for that series the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of the same series of any authorized denominations, of a like aggregate principal amount.

        At the option of the Holder, Debentures of any series may be exchanged for other Debentures of the same series in any authorized denominations, of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at such office or agency. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures which the Holder making the exchange is entitled to receive.

        All Debentures issued upon any transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such transfer or exchange.

        Every Debenture presented or surrendered for transfer or exchange shall (if so required by the Company or the Securities Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

        No service charge shall be made to a Holder for any transfer or exchange of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Debentures.

        Notwithstanding any of the foregoing, any Global Debenture authenticated under this Indenture shall be exchangeable pursuant to this Section 3.5 for Debentures registered in the names of Persons other than the Depositary for such Global Debenture or its nominee only if (a) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Debenture, and the Company shall not have appointed a successor Depositary within 90 days after such notice, (b) at any time such Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the Company shall not have appointed a successor depositary within 90 days, (c) the Company executes and delivers to the Trustee a Company Order that such Global Debenture shall be so exchangeable or (d) there shall have occurred and be continuing an Event of Default. Any Global Debenture shall be exchangeable for Debentures registered in such names as such Depositary shall direct.

        Notwithstanding any other provisions in this Indenture, any Global Debenture may not be transferred except as a whole by the Depositary with respect to such Global Debenture to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary.

        Neither the Company nor the Trustee shall be required, pursuant to the provisions of this Section, (a) to issue, transfer or exchange any Debenture of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of Debentures of such series pursuant to
Article 11 and ending at the close of business on the day of mailing of notice of redemption or (b) to transfer or exchange any Debenture of any series so selected for redemption in whole or in part, except, in the case of any Debenture of any series to be redeemed in part, any portion thereof not to be redeemed.

        Upon any distribution of the Debentures of any series to the holders of the corresponding Preferred Securities in accordance with the applicable Trust Agreement, the Company and the Trustee shall enter into a supplemental indenture pursuant to Section 9.1(j) to provide for transfer procedures and restrictions with respect to such Debentures substantially similar to those contained in the applicable Trust Agreement to the extent applicable in the circumstances existing at the time of such distribution.

         3.6 Mutilated, Destroyed, Lost and Stolen Debentures. If any mutilated Debenture is surrendered to the Trustee together with such security or indemnity as may be required by the Company or the Trustee to save each of them harmless, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Debenture of the same series and of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

        If there shall be delivered to the Company and to the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Debenture, and (b) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Company or the Trustee that such Debenture has been acquired by a bona fide purchaser, the Company shall execute and upon the receipt of a Company Order requesting authentication the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Debenture, a new Debenture of the same series and of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

        In case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debenture, pay such Debenture.

        Upon the issuance of any new Debenture under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

        Every new Debenture issued pursuant to this Section in lieu of any destroyed, lost or stolen Debenture shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures of that series duly issued hereunder.

        The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.

         3.7 Payment of Interest; Interest Rights Preserved. Except as otherwise provided as contemplated by Section 3.1 with respect to any series of Debentures, interest on any Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date, shall be paid to the Person in whose name that Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date, except that interest payable on the Stated Maturity of the Debentures shall be paid to the Person to whom principal is paid.

        Any interest on any Debentures of any series which is payable, but is not timely paid or duly provided for, on an Interest Payment Date ("DEFAULTED INTEREST"), shall forthwith cease to be payable to the registered Holder on the Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

        a. The Company may elect to make payment of any Defaulted Interest to the Persons in whose names any Debentures of such series (or their respective Predecessor Debentures) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on the Debentures of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class, postage prepaid, to each Holder of the Debentures of such series at the address of such Holder as it appears in the Securities Register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Debentures of such series (or their respective Predecessor Debentures) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

        b. The Company may make payment of any Defaulted Interest on the Debentures of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debentures may be listed and, upon such notice as may be required by such exchange (or by the Trustee if the Debentures of such series are not listed), if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Trustee.

        Subject to the foregoing provisions of this Section, each Debenture delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.

         3.8 Persons Deemed Owners. The Company, the Trustee, the Paying Agent and any agent of the Company or the Trustee or the Paying Agent may treat the Person in whose name any Debenture is registered as the owner of such Debenture for the purpose of receiving payment of principal of and (subject to Section 3.7) interest or premium on such Debenture and for all other purposes whatsoever, whether or not such Debenture be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

         3.9 Cancellation. All Debentures surrendered for payment, redemption, conversion, transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Debentures and Debentures surrendered directly to the Trustee for any such purpose shall be promptly canceled by it. The Company may at any time deliver or cause to be delivered to the Trustee for cancellation any Debentures previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Debentures so delivered shall be promptly canceled by the Trustee. No Debentures shall be authenticated in lieu of or in exchange for any Debentures canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Debentures shall be destroyed by the Trustee and upon written request, the Trustee shall deliver to the Company a certificate of such destruction.

         3.10 Computation of Interest. Except as otherwise specified as contemplated by Section 3.1 for Debentures of any series, interest on the Debentures of each series shall be computed on the basis of a 360-day year of twelve 30-day months, and for periods less than a full month, interest shall be computed on the actual number of elapsed days over 360.

         3.11 Right of Set-off. Notwithstanding anything to the contrary in this Indenture, the Company shall have the right to set-off any payment it is otherwise required to make hereunder or under the Board Resolutions or supplemental indenture respecting any series of Debentures contemplated by Section 3.1 in respect of the Debentures of such series to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment relating to the Debentures of such series under a Guarantee.

         3.12 Agreed Tax Treatment. Each Debenture issued hereunder shall provide that the Company and, by its acceptance of a Debenture or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, such Debenture agree that for United States Federal, state and local tax purposes it is intended that such Debenture constitute indebtedness.

         3.13 CUSIP Numbers. The Company in issuing the Debentures of any series may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use such "CUSIP" number in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such number either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers.

        3.14   Global Security.

        a. In connection with distribution of Debentures of any series to holders of the corresponding Preferred Securities of the Trust to which such series of Debentures was issued, in connection with the involuntary or voluntary dissolution of the applicable Trust, including a dissolution following the occurrence of a Special Event,

               1) such Debentures in certificated form may be presented to the Trustee by the applicable Property Trustee in exchange for a global certificate in an aggregate principal amount equal to the aggregate principal amount of all Outstanding Debentures of such series (a "GLOBAL DEBENTURE"), to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary, or its custodian, for crediting to the accounts of its participants pursuant to the procedures of the Depositary. The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with this Indenture; and

               2) if any such Preferred Securities are held in non book-entry certificated form, the Debentures of the corresponding series in certificated form may be presented to the Trustee by the applicable Property Trustee and any Preferred Security certificate which represents Preferred Securities other than Preferred Securities held by the Depositary or its nominee ("NON BOOK-ENTRY PREFERRED SECURITIES") will be deemed to represent beneficial interests in Debentures of such series presented to the Trustee by such Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non

        Book-Entry Preferred Securities until such Preferred Security certificates are presented to the Securities Registrar for transfer or reissuance at which time such Non-Book Entry Preferred Security certificates will be canceled and a Debenture of the corresponding series, registered in the name of the holder of the Preferred Security certificate or the transferee of the holder of such Preferred Security certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security certificate canceled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with this Indenture. On issue of such Debentures, Debentures of the same series with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

b. A Global Debenture may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a nominee of such successor Depositary.

        c. If (a) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for any such Global Debenture and no successor Depositary shall have been appointed within 90 days by the Company, (b) the Depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depositary is required to be so registered to act as such depositary and no successor Depositary shall have been appointed within 90 days by the Company, (c) the Company, in its sole discretion, determines that such Global Debenture shall be so exchangeable or (d) there shall have occurred and be continuing an Event of Default with respect to such Debentures, as the case may be, the Company will execute, and, subject to Article 3 of this Indenture, the Trustee, upon written notice from the Company and receipt of a Company Order, will authenticate and deliver the Debentures of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of such Global Debenture in exchange for such Global Debenture. In addition, upon an Event of Default that has occurred and is continuing or in the event the Company determines that the Debentures of any series shall no longer be represented by a Global Debenture, the Company will execute, and subject to Section 3.5 of this Indenture, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company and a Company Order, will authenticate and make available for delivery, the Debentures of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of such Global Debenture in exchange for such Global Debenture. Upon the exchange of any Global Debenture for such Debentures of the applicable series in definitive registered form without coupons, in authorized denominations, such ab d by the Trustee. Such Debentures in definitive registered form issued in exchange for any such Global Debenture shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Debentures to the Depositary for delivery to the Persons in whose names such Debentures are so registered.

                                   ARTICLE 4
                           SATISFACTION AND DISCHARGE

         4.1 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as to (i) any surviving rights of transfer, substitution and exchange of any series of Debentures, (ii) rights hereunder of Holders to receive payments of principal of (and premium, if any) and interest (including Additional Interest, if any) on any series of Debentures and other rights, duties and obligations of the Holders as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights and obligations of the Trustee hereunder), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either

       a) all Debentures theretofore authenticated and delivered (other than (i) Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6 and
               (ii) Debentures for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

               1) all such Debentures not theretofore delivered to the Trustee for cancellation:

                       (A) have become due and payable, or

                                             (B) will  become due and  payable
                        at their Stated Maturity within one year of the date of deposit or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of written notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount in the currency or currencies in which the Debentures are payable sufficient (without regard to investment of such amount deposited) to pay and discharge the entire indebtedness on the Debentures not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest (including any Additional Interest) to the date of such deposit or to the Stated Maturity; or

                              (C) have been redeemed or tendered for conversion;

        b. the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

        c. the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive.

         4.2 Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to
Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Debentures of any series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money or obligations have been deposited with or received by the Trustee; provided, however, such moneys need not be segregated from other funds except to the extent required by law.


                                   ARTICLE 5
                                    REMEDIES

         5.1 Events of Default. "EVENT OF DEFAULT", wherever used herein with respect to the Debentures of any series, means any one of the following events that has occurred and is continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

        a. default in the payment of any interest upon the Debentures of such series, including any Additional Interest in respect thereof, when it becomes due and payable, and continuance of such default for a period of 30 days (subject to the deferral of any due date in the case of an Extension Period);

        b. default in the payment of the principal of (or premium, if any, on) the Debentures of such series when due whether at Stated Maturity, upon redemption by declaration or otherwise;

        c. failure on the part of the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company relating to such series contained in the Debentures of such series or contained in this Indenture or any supplemental indenture or Officers' Certificate contemplated by Section 3.1 related to the particular series of Debentures (other than a covenant or agreement which has been expressly included in this Indenture, such supplemental indenture or such Officers' Certificate solely for the benefit of the Company) and continuance of such failure for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a "NOTICE OF DEFAULT" hereunder, shall have been given to the Company by the Trustee, by registered or certified mail, or to the Company and the Trustee by a Holder or Holders of at least 25% in aggregate principal amount of the Debentures of such series at the time Outstanding or the holder or holders of at least 25% in aggregate liquidation amount of the Preferred Securities of the Trust to which such series of Debentures has been issued;

        d. with respect to any series of Debentures that includes a conversion option as contemplated by Section 3.1, failure by the Company to issue Company Common Stock upon an appropriate election by the Holder or Holders of the Debentures of such series to convert such Debentures into shares of Company Common Stock;

        e. the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of the Company under any applicable Federal or

        State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

        f. the institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated as bankrupt, or the taking of corporate action by the Company in furtherance of any such action.

         5.2 Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to the Debentures of any series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Debentures of such series may declare the principal amount of all the Debentures of such series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), provided that, if an Event of Default occurs and is continuing and, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Debentures of such series fail to declare the principal of all the Debentures of such series to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the Preferred Securities then outstanding of the Trust to which such series of Debentures has been issued shall have such right by a notice in writing to the Company and the Trustee, and upon any such declaration such principal amount (or specified amount) of and the accrued interest (including any Additional Interest) on all the Debentures of such series shall become immediately due and payable, provided that the payment of principal and interest (including any Additional Interest) on the Debentures of such series shall remain subordinated to the extent established pursuant to any Officers' Certificate or indenture supplemental hereto as contemplated by Section 3.1 and Article 12.

        At any time after such a declaration of acceleration with respect to Debentures of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Debentures of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

        a. the Company has paid or deposited with the Trustee a sum sufficient to pay:

               1) all overdue installments of interest (including any Additional Interest) on the Debentures of such series;

        A) the principal of (and premium, if any, on) the Debentures of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by such Debentures;

        B) to the extent that payment of such interest is lawful, interest (including any Additional Interest) upon overdue installments of interest at the rate borne by such Debentures;

               2) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

        b. all Events of Default that shall have occurred and been continuing with respect to Debentures of such series, other than the non-payment of the principal of the Debentures of such series which has become due solely by such acceleration, have been cured or waived as provided in Section 5.13. If the holders of a majority in aggregate principal amount of the Outstanding Debentures of such series fail to rescind and annul such declaration and its consequences, the holders of a majority in liquidation amount of the Preferred Securities then outstanding of the Trust to which such series of Debentures has been issued shall have such right.

         5.3  Collection  of  Indebtedness  and Suits for  Enforcement by
Trustee.

        The Company covenants that if:

        a. default is made in the payment of any installment of interest (including any Additional Interest) on any Debenture when such interest becomes due and payable and such default continues for a period of 30 days (subject to the deferral of any due date in the case of an Extension Period), or

        b. default is made in the payment of the principal of (and premium, if any, on) any Debenture whether at the Stated Maturity thereof, upon redemption by declaration or otherwise,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Debentures, the whole amount then due and payable on such Debentures for principal (and premium, if any) and interest (including any Additional Interest), including, to the extent that payment of such interest shall be lawful, interest on any overdue principal (and premium, if any) and on any overdue installments of interest (including any Additional Interest) at the rate borne by such Debentures, and, in addition thereto, all amounts owing the Trustee under Section 6.7.

        If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Debentures and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Debentures, wherever situated.

        If an Event of Default with respect to Debentures of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Debentures of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         5.4 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Debentures of any series or the property of the Company or of such other obligor or their creditors:

        a. the Trustee (irrespective of whether the principal of the Debentures of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal (or premium, if any) or interest (including any Additional Interest)) shall be entitled and empowered, by intervention in such proceeding or otherwise,

               1) to file and prove a claim (including a claim for reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) for the whole amount of principal (and premium, if any) and interest (including any Additional Interest) owing and unpaid in respect to the Debentures of any applicable series and to file such other papers or documents as may be necessary or advisable and to take any and all actions as are authorized under the Trust Indenture Act in order to have the claims of the Holders and of the Trustee and any predecessor to the Trustee under Section 6.7 allowed in any such judicial proceedings; and

               2) in particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same in accordance with Section 5.6; and

        b. any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee for distribution in accordance with Section 5.6, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it and any predecessor Trustee under Section 6.7.

        Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.

         5.5 Trustee May Enforce Claim Without Possession of Debentures. All rights of action and claims under this Indenture or the Debentures of any series may be prosecuted and enforced by the Trustee without the possession of any of the Debentures of any series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of all the amounts owing the Trustee and any predecessor Trustee under Section 6.7, its agents and counsel, be for the ratable benefit of the Holders of the Debentures of any series in respect of which such judgment has been recovered.

         5.6 Application of Money Collected. Any money or property collected or to be applied by the Trustee with respect to the Debentures of any series pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal (or premium, if any) or interest (including any Additional Interest), upon presentation of the Debentures of such series and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

        FIRST:   to  the   payment  of  all  amounts  due  the Trustee and any
predecessor Trustee under Section 6.7;

        SECOND: to the payment of the amounts then due and unpaid upon the Debentures of such series for principal (and premium, if any) and interest (including any Additional Interest), in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debentures for principal (and premium, if any) and interest (including any Additional Interest), respectively; and

        THIRD: the balance, if any, to the Person or Persons entitled thereto.

         5.7 Limitation on Suits. No Holder of any Debenture of any series, including a holder of Preferred Securities acting to enforce the rights of the Property Trustee as a Holder of any Debentures pursuant to Section 6.8 of the applicable Trust Agreement, shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver, assignee, trustee, liquidator, sequestrator (or other similar official) or for any other remedy hereunder, unless:

        a. such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to Debentures of such series;

        b. if a Trust is not the sole holder of the Outstanding Debentures of such series, the Holders of not less than 25% in principal amount of the Outstanding Debentures of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

        c. such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

        d. the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

        e. no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Debentures of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

         5.8 Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Debenture of any series shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Section 3.7) interest (including any Additional Interest) on such Debenture on the Maturity or, if provided as contemplated by Section 3.1, to convert such Debenture in accordance with the terms of the Officers' Certificate or supplemental indenture contemplated by such Section and to institute suit for the enforcement of any such payment and any such right to convert, and such right shall not be impaired without the consent of such Holder. For so long as any Preferred Securities of the Trust to which such series of Debentures have been issued remain outstanding, to the fullest extent permitted by law and subject to the terms of this Indenture and the applicable Trust Agreement related to such Trust, upon an Event of Default that has occurred and is continuing specified in Sections 5.1(a) or 5.1(b), any holder of such outstanding Preferred Securities shall have the right to institute a proceeding directly against the Company, for enforcement of payment to such holder of the principal amount of (or premium, if any) or interest on Debentures of the series issued to the Trust which corresponds to such outstanding Preferred Securities having a principal amount equal to the liquidation amount of such Preferred Securities of such holder (a "DIRECT ACTION"). Notwithstanding any payment made to such holder of such Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of (or premium, if any) or interest on such Debentures held by such Trust or the Property Trustee. In connection with any such Direct Action, the rights of the Company will be subrogated to the rights of any holder of such Preferred Securities to the extent of any payment made by the Company to such holder of such Preferred Securities as a result of such Direct Action. Except as set forth in this Section, the holders of Preferred Securities shall have no right to execute any right or remedy available to the Holders of or in respect of, any series of Debentures.

         5.9 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holder shall continue as though no such proceeding had been instituted.

         5.10 Rights and Remedies Cumulative. Except as otherwise provided in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         5.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Debenture to exercise any right or remedy accruing upon any Event of Default that shall have occurred and be continuing shall impair any such right or remedy, or constitute a waiver of any such Event of Default or an acquiescence therein.

        Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         5.12 Control by Holders. The Holders of a majority in aggregate principal amount of the Outstanding Debentures of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Debentures of such series, provided that:

        a. such direction shall not be in conflict with any rule of law or with this Indenture,

        b. the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

        c. subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would be unjustly prejudicial to the Holders not joining in any such direction or would involve the Trustee in personal liability.

        Upon receipt by the Trustee of any written notice directing the time, method or place of conducting any such proceeding or exercising any such trust or power, with respect to the Debentures of any series and, if all or part of the Debentures of any series is represented by a Global Security, a record date shall be established for determining Holders of Outstanding Debentures of such series entitled to join in such notice, which record date shall be at the close of business on the day the Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date, provided, that, unless the Holders of a majority in principal amount of the Outstanding Debentures of such series shall have joined in such notice prior to the day which is 90 days after such record date, such notice shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new notice identical to a notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.12.

         5.13 Waiver of Past Defaults. Subject to Section 9.2 hereof, the Holders of not less than a majority in aggregate principal amount of the Outstanding Debentures of any series affected by any past default may on behalf of the Holders of all the Debentures of such series waive any past default hereunder with respect to Debentures of such series and its consequences, except a default:

        a. in the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Debenture of such series (unless such default has been cured or waived and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Trustee), or

        b.        in respect of a covenant or provision hereof which under
        Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Debenture of such series affected;

provided, however, that if the Debentures of any series are held by a Trust or a trustee of such Trust, a waiver shall not be effective until the holders of a majority in liquidation amount of Trust Securities of such Trust entitled to vote thereon shall have consented to such waiver; provided, further, that if the consent of the Holder of each Outstanding Debenture of such series is required, such waiver shall not be effective until each holder of the Trust Securities of such Trust shall have consented to such waiver.

        Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. If the Holders of a majority in aggregate principal amount of the Outstanding Debentures of the applicable series fail to waive such Event of Default, the holders of a majority in aggregate liquidation amount of Preferred Securities then outstanding of the Trust to which such series of Debentures have been issued shall have such right. No such rescission shall affect any subsequent default or impair any right consequent thereon. The provisions of this Section 5.13 shall be in lieu of Section

316(a)(1)(B) of the Trust Indenture Act, and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Indenture and the Debentures of any series, as permitted by the Trust Indenture Act.

         5.14 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Debenture by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Debentures of any series or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on the Debentures of any series on or after the Maturity of such Debentures or, if provided as contemplated by
Section 3.1, to convert a Debenture in accordance with the terms of the Officers' Certificate or supplemented indenture contemplated by such Section. The provisions of this Section 5.14 shall be in lieu of Section 315(e) of the Trust Indenture Act, and such Section 315(e) of the Trust Indenture Act is hereby expressly excluded from this Indenture and the Debentures, as permitted by the Trust Indenture Act.

         5.15 Waiver of Usury, Stay, or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 6
                                   THE TRUSTEE

         6.1   Certain Duties and Responsibilities.

            a.   Except during the continuance of an Event of Default,

               1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

        b. In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

        c. No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct except that

               1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

               2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

               3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of Holders pursuant to Section 5.12 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Debentures of such series.

        d. No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        e. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

         6.2 Notice of Defaults. Within 90 days after actual knowledge by a Responsible Officer of the Trustee of the occurrence of any default hereunder with respect to Debentures of any series, the Trustee shall transmit by mail to all Holders of Debentures of such series, as their names and addresses appear in the Securities Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Debenture, the Trustee shall be fully protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of Debentures of such series; and provided, further, that, except in the case of any default of the character specified in Section 5.1(c), no such notice to Holders of the Debentures shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "DEFAULT" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Debentures of such series.

         6.3 Certain  Rights of  Trustee.  Subject to the provisions of Section
6.1:

         a. the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, indenture, Debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

        b. any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

        c. whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate and an Opinion of Counsel;

        d. the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

        e. the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

        f. the Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it;

        g. the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, indenture, Debenture or other paper or document, but the Trustee in its discretion may make such inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

        h. the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Trustee shall not be responsible for any misconduct or negligence on any part of any agent, custodian, nominee or attorney appointed with due care by it hereunder; and

        i. in the event that the Trustee is also acting as a Paying Agent, Authenticating Agent, Conversion Agent, and/or Securities Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article 6 shall also be afforded to such Paying Agent, Authenticating Agent, Conversion Agent, and/or Securities Registrar.

         6.4 Not Responsible for Recitals or Issuance of Debentures. The recitals contained herein and in the Debentures of any series, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures of any series. The Trustee shall not be accountable for the use or application by the Company of the Debentures of any series or the proceeds thereof.

         6.5 May Hold Debentures. The Trustee, any Paying Agent, Securities Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debentures and, subject to Sections
6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Securities Registrar or such other agent.

         6.6 Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

         6.7 Compensation and Reimbursement. The Company agrees

        a. to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder in such amounts as the Company and the Trustee shall agree from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

        b. to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel); and

        c. to indemnify the Trustee and its officers, directors and employees for, and to hold it harmless against, any loss, liability or expense

        (including the reasonable compensation and the expenses and disbursements of its agents and counsel) incurred without negligence or bad faith, arising out of or in connection with the acceptance or administration of this trust or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. This indemnification shall survive the termination of this Agreement or the earlier resignation or removal of the Trustee.

        To secure the Company's payment obligations in this Section, the Company and the Holders agree that the Trustee shall have a lien prior to the Debentures of any series on all money or property held or collected by the Trustee except assets held in trust to pay principal and premium, if any, or interest on particular Debentures pursuant to Section 4.1(a)(ii)(B), or pursuant to any redemption if moneys have been deposited for such redemption and notice has been given and the Redemption Date has passed. Such lien shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

        When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.1(e) or (f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Reform Act of 1978 or any successor statute.

         6.8 Disqualification; Conflicting Interests. The Trustee shall be subject to the provisions of Section 310(b) of the Trust Indenture Act. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act. The applicable Trust Agreement and the applicable Guarantee shall be deemed to be specifically described in this Indenture for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

         6.9 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder with respect to the Debentures of each series which shall be

        a. a corporation organized and doing business under the laws of the United States of America or of any State, Territory or the District of Columbia, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority, or

        b. a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation or order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, in either case having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. Neither the Company nor any Person directly or indirectly controlling, controlled by or under common control with the Company shall serve as Trustee hereunder.

         6.10 Resignation and Removal; Appointment of Successor.

        a. No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under
        Section 6.11.

        b. The Trustee may resign at any time with respect to the Debentures of one or more series by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debentures of such series.

        c. The Trustee may be removed at any time with respect to the Debentures of one or more series by Act of the Holders of a majority in principal amount of the Outstanding Debentures of such series, delivered to the Trustee and to the Company.

        d.          If at any time:

                1) the Trustee shall fail to comply with Section 6.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Debenture for at least six months, or

                2)        the Trustee shall cease to be eligible under Section
               6.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                3) the Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by Board Resolution may remove the Trustee with respect to all Debentures, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a

               Debenture for at least six months may, on behalf of himself and all other similarly situated Holders, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Debentures and the appointment of a successor Trustee.

        e. If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Debentures of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee with respect to the Debentures of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Debentures of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Debentures of any particular series). If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Debentures of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Debentures of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Debentures of such series and supersede the successor Trustee with respect to the Debentures of any series appointed by the Company. If no successor Trustee with respect to the Debentures of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Debenture of such series for at least six months may, subject to Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debentures of such series.

        f. The Company shall give notice of each resignation and each removal of the Trustee with respect to the Debentures of any series and each appointment of a successor Trustee with respect to the Debentures of any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of the Debentures of such series as their names and addresses appear in the Securities Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

         6.11 Acceptance of Appointment by Successor.

        a. In case of the appointment hereunder of a successor Trustee with respect to all Debentures, every such successor Trustee with respect to all Debentures, so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee, but, on the written request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

               (b) In case of the appointment hereunder of a successor Trustee with respect to the Debentures of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Debentures of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debentures of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Debentures, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debentures of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debentures of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Debentures of that or those series to which the appointment of such successor Trustee relates.

               (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, power and trusts referred to in paragraph (a) or (b) of this Section.

               (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

       6.12 Merger, Conversion, Consolidation or Succession to Business.
Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debentures shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debentures so authenticated, and in case any Debentures shall not have been authenticated, any successor to the Trustee may authenticate such Debentures either in the name of any predecessor Trustee or in the name of such successor Trustee, and in all cases the certificate of authentication shall have the full force which it is provided anywhere in the Debentures or in this Indenture that the certificate of the Trustee shall have.

       6.13 Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Debentures), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

       6.14 Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or Agents, as described and with the powers and obligations conferred by this Section 6.14 ("AUTHENTICATING AGENT OR Agents"), with respect to the Debentures of any or all series which shall be authorized to act on behalf of the Trustee to authenticate the Debentures of such series issued upon exchange, registration of transfer or partial redemption thereof, and Debentures of such series so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Debentures by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, or of any State, Territory or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

        Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of an Authenticating Agent shall be the successor Authenticating Agent hereunder for the applicable series of Debentures, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

        An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent for the applicable series of Debentures which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in
Section 1.6 to all Holders of the Debentures of such series. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

        The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.7.

        If an appointment is made pursuant to this Section, the Debentures of the applicable series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

        "This is one of the Debentures of the series designated herein, referred to in the within mentioned indenture.

                            WILMINGTON TRUST COMPANY,
                            not in its individual capacity
                            but solely as Trustee

                            By: _______________________
                                 As Authenticating Agent


                            By: _______________________
                                Authorized Officer

        Dated:"

                                   ARTICLE 7
                HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

        7.1 Company to Furnish Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee (unless the Trustee is acting as the Securities Registrar):

        a. quarterly at least five Business Days before each Interest Payment Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Debentures of each series as of each such date, and

        b. at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

        7.2 Preservation of Information:  Communications to Holders.

        a. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Securities Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

        b. The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Debentures, and the corresponding rights and privileges of the Trustee, shall be as provided in the Trust Indenture Act.

        c. Every Holder of Debentures, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act.

        7.3 Reports by Trustee.

        a. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act, at the times and in the manner provided pursuant thereto.

        b. Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted within 60 days after December 31 in each calendar year, commencing with December 31, 1998.

        c. A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange or self regulatory organization of which the Trustee has received notice by the Company upon which any Debentures are listed and also with the Commission. The Company will notify the Trustee in writing whenever any Debentures are listed on any stock exchange or self-regulatory organization.

        7.4 Reports by Company. The Company shall file with the Trustee and with the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act, provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is required to be filed with the Commission. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company shall continue to file with the Commission and provide the Trustee and Holders with the annual reports and the information, documents and other reports which are specified in Sections 13 and 15(d) of the Securities Exchange Act of 1934. The Company also shall comply with the other provisions of Trust Indenture Act
Section 314(a).


                                   ARTICLE 8
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

        8.1 Company May Consolidate, Etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

        a. in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a Person organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest (including any Additional Interest) on all the Debentures and the performance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with any indenture supplemental hereto or Officers' Certificate contemplated by Section 3.1 which grants conversion rights to any series of Debentures;

         b. immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing;

         c. such consolidation, merger, conveyance, transfer or lease is permitted under each Trust Agreement and Guarantee and does not give rise to any breach or violation of any Trust Agreement or Guarantee; and

         d. the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease and any such supplemental indenture complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with, and the Trustee, subject to Section 6.1, may rely upon such Officers' Certificate and Opinion of Counsel as conclusive evidence that such transaction complies with this Section 8.1.

         8.2 Successor Corporation Substituted. Upon any consolidation or merger by the Company with or into any other Person, or any conveyance, transfer or lease by the Company of its properties and assets substantially as an entirety to any Person in accordance with Section 8.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and in the event of any such conveyance, transfer or lease the Company shall be discharged from all obligations and covenants under the Indenture and the Debentures and may be dissolved and liquidated.

        Such successor Person may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Debentures of any series issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee, and, upon the Company Order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Debentures of any series which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication pursuant to a Company Order and any Debentures which such successor Person thereafter shall cause to be signed and delivered to the Trustee on its behalf pursuant to such provisions. All the Debentures of any series so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures of such series theretofore or thereafter issued in accordance with the terms of this Indenture as though all of the Debentures of such series had been issued at the date of the execution hereof.

        In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form may be made in the Debentures of any series thereafter to be issued as may be appropriate.

                                   ARTICLE 9
                            SUPPLEMENTAL INDENTURES

        9.1 Supplemental Indentures Without Consent of Holders. Without the consent of or notice to any Holder, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

        (a) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Debentures of any series contained; or

        (b) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or to surrender any right or power herein conferred upon the Company; or

        (c) to add to covenants of the Company for the benefit of the Holders of all or any series of the Debentures or to surrender any right or power herein conferred upon the Company; or

        (d) to establish the form or terms of Debentures of any series as permitted by Sections 1.1 and 3.1; or

        (e) to make provision with respect to the conversion rights of Holders with respect to any series of Debentures granted conversion rights as contemplated in Section 3.1; or

        (f)  to add any additional Events of Default; or

        (g) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this clause shall not materially adversely affect the interest of the Holders of Debentures and for so long as any of the Preferred Securities shall remain outstanding, the holders of such Preferred Securities; or

        (h) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debentures of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trust hereunder by more than one Trustee, pursuant to the requirements of Section 6.11; or

        (i) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or

        (j) to make provision for transfer procedures, certification, book-entry provisions, the form of restricted securities legends, if any, to be placed on

        Debentures of any series, and all other matters required pursuant to
        Section 3.5 or otherwise necessary, desirable or appropriate in connection with the issuance of Debentures of any series to holders of Preferred Securities of the Trust to which such series of Debentures has been issued in the event of a distribution of such Debentures by such Trust if a Special Event occurs and is continuing. ab

        9.2 Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of the Outstanding Debentures of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Debentures of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debenture affected thereby,

        a. except to the extent permitted by any supplemental indenture or Officers' Certificate as contemplated by Section 3.1 with respect to the extension of the interest payment period of the Debentures, change the Stated Maturity of the principal of, or any installment of interest (including any Additional Interest) on, any Debenture, or reduce the principal amount thereof or the rate of interest thereon or reduce any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Debenture or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

        b. adversely affect any right to convert or exchange any Debenture of any series granted conversion rights as contemplated in Section 3.1 or modify the provisions of this Indenture with respect to the subordination of the Debentures in a manner adverse to such Holder; or

        c. reduce the percentage in principal amount of the Outstanding Debentures, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

        d. modify any of the provisions of this Section, Section 4.1, Section 5.8, Section 5.13 or Section 10.6, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Debenture affected thereby, or the consent of the holders of all the Preferred Securities as the case may be; or

        e. modify the provisions of any Officers' Certificate or indenture supplemental hereto contemplated by Section 3.1 and Article 12 with respect to the subordination of Outstanding Debentures in a manner adverse to the Holders thereof;

provided that, so long as any Preferred Securities of the Trust to which such series of Debentures has been issued remain outstanding (i) no such modification may be made that adversely affects the holders of such Preferred Securities in any material respect, no termination of this Indenture shall occur, and no waiver of any Event of Default or compliance with any covenant under this Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of such Preferred Securities then outstanding unless and until the principal (and premium, if any) of such series of Debentures and all accrued and unpaid interest (including any Additional Interest) thereon have been paid in full and (ii) where a consent under this Indenture would require the consent of each Holder of Debentures of any series, no such consent will be given by the Property Trustee without the prior consent of each holder of the Preferred Securities of the Trust to which such series of Debentures has been issued.

        It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

        9.3 Execution of Supplemental Indentures. In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in conclusively relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and that all conditions precedent have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

        9.4 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and every Holder of the Debentures of the series to which such supplemental indenture relates theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

        9.5 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

        9.6 Reference in Debentures to Supplemental Indentures. Debentures of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debentures of such series presented to the Trustee.

                                    ARTICLE 10
                                    COVENANTS

           10.1 Payment of Principal, Premium and Interest. The Company covenants and agrees for the benefit of the Debentures of each series that it will duly and punctually pay the principal of (and premium, if any) and interest on the Debentures in accordance with the terms of the Debentures of each series and this Indenture.

           10.2 Maintenance of Office or Agency. The Company will maintain in the United States, an office or agency for each series of Debentures where Debentures of such series may be presented or surrendered for payment and an office or agency where Debentures of such series may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Debentures of such series and this Indenture may be served. The Company initially appoints the Trustee, acting through its Corporate Trust Office, as its agent for said purposes for each series of Debentures. The Company will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company shall fail to maintain any such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

           10.3 The Company may also from time to time designate one or more other offices or agencies where the Debentures of one or more series may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States for each series of Debentures for such purposes. The Company will give prompt written notice to the Trustee of any such designation and any change in the location of any such office or agency.

          Money for Debenture Payments to Be Held in Trust. If the
Company shall at any time act as its own Paying Agent with respect to any series of Debentures, it will, on or before each due date of the principal of (or premium, if any) or interest on any of the Debentures of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its failure so to act. Whenever the Company shall have one or more Paying Agents for any series of Debentures, it will, on or before each due date of the principal of or interest on the Debentures of such series, deposit with a Paying Agent a sum sufficient to pay the principal (or premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal and premium (if any) or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.

        The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

        a. hold all sums held by it for the payment of the principal of (or premium, if any) or interest on Debentures of any series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

        b. give the Trustee notice of any default by the Company (or any other obligor upon such Debentures) in the making of any payment of principal (or premium, if any) or interest;

        c. at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

        d. comply  with  the  provisions  of  the  Trust   Indenture  Act
        applicable to it as a Paying Agent.

        The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent, and, upon such payment by the Company or any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

        Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest on any Debenture and remaining unclaimed for two years after such principal (or premium, if any) or interest has become due and payable shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be paid on Company Request, after all payments owing the Trustee have been paid, to the Company, or (if then held by the Company) shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be discharged from such trust; and the Holder of such Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

            10.4 Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

           10.5 Statement as to Compliance. The Company shall deliver to the Trustee, within 120 days after the end of each calendar year an Officers' Certificate (signed by at least one of the officers referred to in Section 314(a)(4) of the Trust Indenture Act) covering the preceding calendar year, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance, observance or fulfillment of or compliance with any of the terms, provisions, covenants and conditions of this Indenture, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. For the purpose of this Section 10.5, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

           10.6 Waiver of Certain Covenants. With respect to any series of Debentures, the Company may omit in any particular instance to comply with any covenant or condition set forth in this Article 10, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Debentures of such series, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company in respect of any such covenant or condition shall remain in full force and effect.

           10.7 Additional Sums. In the event that (a) the Property Trustee of a particular Trust is the Holder of all of the Outstanding Debentures issued to such Trust, (b) a Tax Event in respect of such Trust shall have occurred and be continuing and (c) the Company shall not have (i) redeemed the Debentures of such series pursuant to the terms of the supplemental indenture or Officers' Certificate contemplated by Section 3.1 relating to such series of Debentures or
(ii) dissolved such Trust pursuant to Section 9.2(b) of the applicable Trust Agreement, the Company shall pay to such Trust (and its permitted successors or assigns under the applicable Trust Agreement) for so long as the Property Trustee of such Trust (or its permitted successor or assignee) is the registered Holder of the Debentures of such series, such additional amounts as may be necessary in order that the amount of distributions (including any Additional Amounts (as defined in the applicable Trust Agreement)) then due and payable by such Trust on the Trust Securities of such Trust that at any time remain outstanding in accordance with the terms thereof shall not be reduced as a result of any Additional Taxes (the "ADDITIONAL SUMS"). Whenever in this Indenture or the Debentures there is a reference in any context to the payment of principal of (or premium, if any) or interest on the Debentures, such mention shall be deemed to include mention of the payments of the Additional Sums provided for in this paragraph to the extent that, in such context, Additional Sums are, were or would be payable in respect thereof pursuant to the provisions of this paragraph and express mention of the payment of Additional Sums (if applicable) in any provisions hereof shall not be construed as excluding Additional Sums in those provisions hereof where such express mention is not made, provided, however, that the extension of an interest payment period pursuant to a supplemental indenture or Officers' Certificate as contemplated by
Section 3.1 or the

Debentures shall not extend the payment of any Additional Sums that may be due and payable during such interest payment period.

           10.8 Additional Covenants. The Company covenants and agrees with each Holder of Debentures of each series that so long as the Debentures of such series are Outstanding, if (i) there shall have occurred any event of which the Company has actual knowledge that (A) with the giving of notice or the lapse of time or both, would constitute an Event of Default hereunder with respect to Debentures of such series and (B) in respect of which the Company shall not have taken reasonable steps to cure, (ii) the Company shall be in default with respect to its payment of any obligations under the Guarantee relating to the Preferred Securities of the Trust to which such series Debentures have been issued or (iii) the Company shall have given notice of its selection of an Extension Period as provided in a supplemental indenture or Officers' Certificate as contemplated by Section 3.1, and shall not have rescinded such notice, or such period, or any extension thereof, shall be continuing, then the Company shall not, and shall cause any Subsidiary not to, (x) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of the Company's capital stock or (y) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of the Company that rank pari passu with or junior to the Debentures of such series (other than (1) any dividend, redemption, liquidation, interest, principal or guarantee payment by the Company where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made, (2) redemptions or purchases of any rights pursuant to the Company's Shareholder Rights Agreement and the declaration of a dividend of such rights or the issuance of preferred stock under such plans in the future, (3) payments under the applicable Guarantee and any similar guarantees issued by the Company on behalf of the holders of Preferred Securities issued by any Trust holding Debentures of any series, (4) purchases of Company Common Stock related to the issuance of Company Common Stock under the Benefits Trust or any of the Company's benefit plans for its directors, officers or employees, (5) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one series or class of the Company's capital stock for another series or class of the Company's capital stock and (6) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged).

        The Company also covenants with each Holder of the Debentures of each series (i) that for so long as Preferred Securities of the Trust to which such series of Debentures has been issued remain outstanding, not to convert the Debentures of such series except pursuant to a notice of conversion delivered by a holder of Preferred Securities of the Trust to which such series of Debentures has been issued pursuant to the terms of a supplemental indenture or Officers' Certificate as contemplated by Section 3.1 with respect to Debentures of such series and (ii) to maintain directly or indirectly 100% ownership of the Common Securities of the Trust to which such series of Debentures has been issued; provided, however, that any permitted successor of the Company hereunder may succeed to the Company's ownership of such Common Securities, (iii) not to voluntarily terminate, wind-up, liquidate or dissolve the Trust to which such series of Debentures has been issued, except (a) in connection with a distribution of the Debentures of such series to the holders of Preferred Securities of such Trust in dissolution of such Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the applicable Trust Agreement and (iv) to use its reasonable efforts, consistent with the terms and provisions of the applicable Trust Agreement to cause such Trust to remain a "grantor trust" and not to be classified as an association taxable as a corporation for United States Federal income tax purposes.

           10.9 Payment of Expenses of the Trust. In connection with the offering, sale and issuance of the Debentures of each series to the Property Trustee of each Trust and in connection with the sale of the Preferred Securities by each Trust, the Company shall:

        a. pay for all costs, fees and expenses relating to the offering, sale and issuance of the Preferred Securities of each Trust, including commissions, discounts and expenses payable pursuant to any purchase agreement executed by the Company or any Trust created by the Company, including the Purchase Agreement and compensation of the Trustee in accordance with the provisions of Section 6.7;

        b. be responsible for and pay for all debts and obligations (other than with respect to the Preferred Securities) of each Trust, pay for all costs and expenses of each Trust (including, but not limited to, costs and expenses relating to the organization of such Trust, the offering, sale and issuance of the Preferred Securities of such Trust (including commissions, discounts and expenses in connection therewith), the fees and expenses of the Property Trustee of such Trust and any separate trustee required for such Trust under Delaware or other state laws, the costs and expenses relating to the operation of such Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets); and

        c. pay any and all taxes (other than United States withholding taxes attributable to each Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of such Trust.


                                  ARTICLE 11
                            REDEMPTION OF DEBENTURES

        SECTION 11.1 Applicability of Article. Debentures of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and, except as otherwise specified as contemplated by Section
3.1 for such Debentures, in accordance with this Article.

        SECTION 11.2 Election to Redeem; Notice to Trustee. The election of the Company to redeem any Debentures shall be evidenced by or pursuant to a Board

Resolution or in another manner specified as contemplated by Section 3.1 for such Debentures. In case of any redemption at the election of the Company, the Company shall, not less than 45 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such date and of the principal amount of Debentures to be redeemed.

        SECTION 11.3 Selection of Debentures to Be Redeemed. If less than all the Debentures of any series are to be redeemed, the particular Debentures to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee from the Outstanding Debentures of such series not previously called for redemption, by lot or by such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of the Debentures Outstanding of such series, provided that the unredeemed portion of the principal amount of the Debentures of such series be in an authorized denomination (which shall not be less than the minimum authorized denomination) for the Debentures of such series.

        The Trustee shall promptly notify the Company in writing of the Debentures selected for partial redemption and the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debentures shall relate, in the case of any Debenture redeemed or to be redeemed only in part, to the portion of the principal amount of such Debenture which has been or is to be redeemed. If the Company shall so direct, Debentures registered in the name of the Company, any Affiliate or any Subsidiary thereof shall not be included in the Debentures selected for redemption.

        SECTION 11.4 Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not later than the thirtieth (30th) day, and not earlier than the sixtieth (60th) day, prior to the Redemption Date, to each Holder of Debentures to be redeemed, at the address of such Holder as it appears in the Securities Register.

        With respect to Debentures to be redeemed, each notice of redemption shall state:

        a. the Redemption Date;

        b. the redemption price at which the Debentures are to be redeemed (the "REDEMPTION PRICE");

        c. if less than all Outstanding Debentures of any series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Debentures to be redeemed (including, if relevant, the CUSIP or ISIN number);

        d. that on the Redemption Date the Redemption Price will become due and payable upon each such Debenture or portion thereof to be redeemed, and that upon deposit with the Paying Agent interest thereon, if any, shall cease to accrue on and after the Redemption Date;

        e. the  place  or  places  where  such   Debentures   are  to  be
        surrendered for payment of the Redemption Price;

        f. that, for any series of Debentures which includes a conversion option as contemplated by Section 3.1, a Holder of Debentures who desires to convert Debentures called for redemption must satisfy the requirements for conversion contained in such Debentures, the then existing conversion price, and the date and time when the option to convert shall expire; and

        g. the record date for the determination of holders entitled to receive payment of the Redemption Price, as provided in Section 11.6.

        Notice of redemption of Debentures to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company and shall be irrevocable. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, a failure to give such notice by mail or any defect in the notice to the Holder of any Debenture designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debenture.

        SECTION 11.5 Deposit of Redemption Price. Prior to 12:00 noon, New York City time, on the Redemption Date specified in the notice of redemption given as provided in Section 11.4, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to redeem on the Redemption Date all the Debentures so called for redemption at the applicable Redemption Price.

        With respect to any series of Debentures which includes a conversion option as contemplated by Section 3.1, if any Debenture of such series called for redemption has been converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Debenture shall (subject to any right of the Holder of such Debenture or any Predecessor Debenture to receive interest as provided in the last paragraph of
Section 3.7) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

        SECTION 11.6 Debentures Payable on Redemption Date. If notice of redemption has been given as provided in Section 11.4, the Debentures so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, including any accrued interest (and any Additional Interest) thereon, and from and after such date (unless the Company shall default in the payment of the Redemption Price or any accrued interest (including any Additional Interest) on such Debentures) such Debentures shall cease to bear interest. Upon surrender of any such Debenture for redemption in accordance with said notice, such Debenture shall be paid by the Company at the Redemption Price, including any accrued interest (and any Additional Interest) to the Redemption Date, provided, however, that installments of interest on Debentures whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Debentures, or one of more Predecessor Debentures, registered as such at the close of business on the relevant Regular Record Dates or Special Record Dates, as the case may be, according to their terms and the provisions of Section 3.7. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, with the same force and effect as if made on such date. Payment of the Redemption Price shall be made to the Holders of such Debentures as they appear on the Securities Register for the Debentures date, which shall be the date which is the fifteenth (15th) day (whether or not a Business Day) preceding such Redemption Date.

        If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Debenture.

        SECTION 11.7 Debentures Redeemed in Part. In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange any Debenture during a period beginning at 9:00 a.m. (New York City time) fifteen (15) Business Days before any selection for redemption of Debentures and ending at 5:00 p.m. (New York City time) on the earliest date in which the relevant notice of redemption is deemed to have been given to all Holders of Debentures to be so redeemed or (ii) register the transfer of or exchange any Debentures so selected for redemption, in whole or in part, except for the unredeemed portion of any Debentures being redeemed in part.

        Any Debenture which is to be redeemed only in part shall be surrendered at the place of payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Debenture without service charge, a new Debenture or Debentures, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debenture so surrendered. Each Debenture shall be subject to partial redemption only in the amount of $50 or integral multiples thereof.

                                  ARTICLE 12
                           SUBORDINATION OF DEBENTURES

        12.1 Subordination Terms. The payment by the Company of the principal of, premium, if any, and interest on any series of Debentures issued hereunder shall be subordinated to the extent set forth in an Officers' Certificate or an indenture supplemental hereto as contemplated by Section 3.1 relating to such series of Debentures.

        This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                   PIONEER-STANDARD ELECTRONICS, INC.

                                   By: /s/ John V. Goodger
                                      -----------------------------------------
                                   Name: John V. Goodger
                                        ---------------------------------------
                                   Title: Vice President, Treasurer
                                         --------------------------------------
                                          and Assistant Secretary
                                         --------------------------------------


                                   WILMINGTON TRUST COMPANY,
                                   not in its individual capacity
                                   but solely as Trustee

                                   By: /s/ Donald G. MacKelcan
                                      -----------------------------------------
                                   Name: Donald G. MacKelcan
                                        ---------------------------------------
                                   Title: Assistant Vice President
                                         --------------------------------------